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                                                                   Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-83714; Form S-3, No. 333-10939; and Form S-3, No. 333-20395)
and related prospectuses of Gulf South Medical Supply, Inc. of our report dated February 7, 1997, with respect to the consolidated financial statements and schedule of Gulf South Medical Supply, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                     /s/ ERNST & YOUNG LLP



Jackson, Mississippi
March 20, 1997